Exhibit 99.1
Corporate Property Associates 15 Incorporated
Supplemental Information
As of June 30, 2011
As used in this supplemental package, the terms “the Company,” “we,” “us” and “our” include Corporate Property Associates 15 Incorporated (“CPA®:15”), its consolidated subsidiaries and predecessors, unless otherwise indicated.
Important Note Regarding Non-GAAP Financial Measures
This supplemental package includes non-GAAP measures, including funds from operations (“FFO”), funds from operations — as adjusted (“AFFO”) and adjusted cash flow from operating activities. A description of these non-GAAP measures and reconciliations to the most directly comparable GAAP measures are provided in this supplemental package.
Forward-Looking Statements
This supplemental package contains forward-looking statements within the meaning of the Federal securities laws. It is important to note that our actual results could be materially different from those projected in such forward-looking statements. You should exercise caution in relying on forward-looking statements as they involve known and unknown risks, uncertainties and other factors that may materially affect our future results, performance, achievements or transactions. Information on factors which could impact actual results and forward-looking statements contained herein is included in our filings with the Securities and Exchange Commission, including but not limited to our Annual Report on Form 10-K for the year ended December 31, 2010. We do not undertake to revise or update any forward-looking statements.

Executive Offices	Investor Relations
50 Rockefeller Plaza	Susan C. Hyde
New York, NY 10020	Managing Director & Director of Investor Relations
Tel: 1-800-WPCAREY or (212) 492-1100	W. P. Carey & Co. LLC
Fax: (212) 492-8922	Phone: (212) 492-1151
Web Site Address: www.CPA15.com

Corporate Property Associates 15 — Global Incorporated
Reconciliation of Net Income Attributable to CPA®:15 Shareholders to Funds From Operations — as adjusted (AFFO) (Unaudited)
(in thousands, except share and per share amounts)

	Three months ended June 30,		Six months ended June 30,
	2011	2010	2011	2010
Net income attributable to CPA®:15 shareholders	$9,981	$12,508	$22,509	$22,608
Adjustments:
Depreciation and amortization of real property	14,246	14,864	28,523	30,008
(Gain) loss on sale of real estate	(589)	—	(1,247)	162
Proportionate share of adjustments to equity in net income of partially owned entities to arrive at FFO:
Depreciation and amortization of real property	2,746	1,985	4,931	4,053
Loss (gain) on sale of real estate	17	(173)	17	(173)
Proportionate share of adjustments for noncontrolling interests to arrive at FFO	(3,822)	(4,131)	(7,626)	(8,349)

Total adjustments	12,598	12,545	24,598	25,701

FFO — as defined by NAREIT	22,579	25,053	47,107	48,309

Adjustments:
Gain on deconsolidation of subsidiary	—	—	(4,501)	—
Other depreciation, amortization and non-cash charges	(514)	1,652	(2,001)	2,391
Straight-line and other rent adjustments	(2,159)	506	(2,183)	535
Impairment charges	10,361	—	18,923	—
Allowance for credit losses	—	—	1,357	—
Proportionate share of adjustments to equity in net income of partially owned entities to arrive at AFFO:
Other depreciation, amortization and non-cash charges	12	(365)	36	(287)
Straight-line and other rent adjustments	183	200	324	397
Impairment charges	1,107	—	1,107	570
Proportionate share of adjustments for noncontrolling interests to arrive at AFFO	(2,045)	225	(4,480)	641

Total adjustments	6,945	2,218	8,582	4,247

AFFO (a)	$29,524	$27,271	$55,689	$52,556

AFFO per share (b)	$0.25	$0.24	$0.47	$0.46

Weighted average shares outstanding	129,742,210	126,975,648	129,344,982	126,614,948

(a)   The amounts previously furnished for the three and six months ended June 30, 2010 of $26.3 million and $53.7 million, respectively, have been revised in the table above to reflect reclassifications made to conform to current year presentation.

(b) Numerator for AFFO per share calculation:

AFFO	$29,524	$27,271	$55,689	$52,556
Add: Issuance of shares to an affiliate in satisfaction of fees due	2,670	2,673	5,219	5,535

AFFO numerator in determination of AFFO per share	$32,194	$29,944	$60,908	$58,091

Non-GAAP Financial Disclosure
FFO is a non-GAAP measure defined by the National Association of Real Estate Investment Trusts (“NAREIT”). NAREIT defines FFO as net income or loss (as computed in accordance with GAAP) excluding: depreciation and amortization expense from real estate assets, gains or losses from sales of depreciated real estate assets and extraordinary items; however, FFO related to assets held for sale, sold or otherwise transferred and included in the results of discontinued operations are to be included. These adjustments also incorporate the pro rata share of unconsolidated subsidiaries. FFO is used by management, investors and analysts to facilitate meaningful comparisons of operating performance between periods and among our peers. Although NAREIT has published this definition of FFO, real estate companies often modify this definition as they seek to provide financial measures that meaningfully reflect their distinctive operations. FFO or AFFO should not be considered as an alternative to net income as an indication of a company’s operating performance or to cash flow from operating activities as a measure of its liquidity, but should be used in conjunction with GAAP net income.
We modify the NAREIT computation of FFO to include other adjustments to GAAP net income for certain non-cash charges, where applicable, such as gains or losses from extinguishment of debt and deconsolidation of subsidiaries, amortization of intangibles, straight-line rents, impairment charges on real estate, allowances for credit losses and unrealized foreign currency exchange gains and losses. We refer to our modified definition of FFO as “Funds from Operations — as Adjusted,” or AFFO, and we employ it as one measure of our operating performance when we formulate corporate goals and evaluate the effectiveness of our strategies. We exclude these items from GAAP net income as they are not the primary drivers in our decision-making process. Our assessment of our operations is focused on long-term sustainability and not on such non-cash items, which may cause short-term fluctuations in net income but have no impact on cash flows.
We believe that AFFO and AFFO per share are useful supplemental measures for investors to consider because it will help them to better assess the sustainability of our operating performance without the potentially distorting impact of these short-term fluctuations. However, there are limits on the usefulness of AFFO to investors. For example, impairment charges and unrealized foreign currency losses that we exclude may become actual realized losses upon the ultimate disposition of the properties in the form of lower cash proceeds or other considerations.

Corporate Property Associates 15 Incorporated
Adjusted Cash Flow from Operating Activities (Unaudited)
(in thousands, except share and per share amounts)

	Six Months Ended June 30,
	2011	2010
Cash flow provided by operating activities — as reported	$77,757	$84,822
Adjustments:
Distributions received from equity investments in real estate in excess of equity income, net (a)	4,332	945
Distributions paid to noncontrolling interests, net (b)	(13,536)	(16,230)
Changes in working capital (c)	(1,759)	(2,718)

Adjusted cash flow from operating activities (d)	$66,794	$66,819

Adjusted cash flow per share	$0.52	$0.53

Distributions declared per share	$0.3640	$0.3617

Payout ratio (distributions per share/adjusted cash flow per share)	70%	68%

Weighted average shares outstanding	129,344,982	126,614,948

(a)	To the extent we receive distributions in excess of the equity income that we recognize, we include such amounts in our evaluation of cash flow from core operations.

(b)	Represents noncontrolling interests’ share of distributions made by ventures that we consolidate in our financial statements.

(c)	Timing differences arising from the payment of certain liabilities and the receipt of certain receivables in a period other than that in which the item is recognized in determining net income may distort the actual cash flow that our core operations generate. We adjust our GAAP cash flow provided by operating activities to record such amounts in the period in which the item was actually recognized.

(d)	During the first quarter of 2011, we made an adjustment to exclude the impact of escrow funds from Adjusted cash flow from operating activities as, more often than not, these funds represent investing and/or financing activities. The amount previously furnished for Adjusted cash flow from operating activities for the six months ended June 30, 2010 of $60.7 million has been revised in the table above to reflect this reclassification.
Non-GAAP Financial Disclosure
Adjusted cash flow from operating activities refers to our cash flow from operating activities (as computed in accordance with GAAP) adjusted, where applicable, primarily to: add cash distributions that we receive from our investments in unconsolidated real estate joint ventures in excess of our equity income; subtract cash distributions that we make to our noncontrolling partners in real estate joint ventures that we consolidate; and eliminate changes in working capital. We hold a number of interests in real estate joint ventures, and we believe that adjusting our GAAP cash flow provided by operating activities to reflect these actual cash receipts and cash payments, as well as eliminating the effect of timing differences between the payment of certain liabilities and the receipt of certain receivables in a period other than that in which the item is recognized may give investors additional information about our actual cash flow that is not incorporated in cash flow from operating activities as defined by GAAP.
We believe that adjusted cash flow from operating activities is a useful supplemental measure for assessing the cash flow generated from our core operations as it gives investors important information about our liquidity that is not provided within cash flow from operating activities as defined by GAAP, and we use this measure when evaluating distributions to shareholders. Adjusted cash flow from operating activities should not be considered as an alternative to cash provided by operating activities computed on a GAAP basis as a measure of our liquidity.

Corporate Property Associates 15 Incorporated
Portfolio Diversification as of June 30, 2011 (Unaudited)
Top Ten Tenants by Rent (Pro Rata Basis)
(in thousands)

	Annualized Contractual
Tenant/Lease Guarantor	Minimum Base Rent	Percent
Hellweg Die Profi-Baumärkte GmbH & Co KG (a)	$28,271	12%
U-Haul Moving Partners, Inc. and Mercury Partners, L.P.	18,741	8%
OBI A.G. (a)	13,158	5%
Universal Technical Institute	10,008	4%
Carrefour France, S.A. (a)	9,589	4%
Life Time Fitness, Inc.	8,759	4%
Marriott International, Inc.	8,406	3%
True Value Company	6,962	3%
Foster Wheeler, Inc.	6,227	3%
Pohjola Non-Life Insurance Company (a)	5,748	2%

Total	$115,869	48%

(a)	Rent amounts are subject to fluctuations in foreign currency exchange rates.

(b)	Percentage of the portfolio’s total pro rata square footage that was subject to lease.

Weighted Average Lease Term for Portfolio:	10.7 years

Corporate Property Associates 15 Incorporated
Portfolio Diversification as of June 30, 2011 (Unaudited)
by Geography and Property Type (Pro Rata Basis)
(in thousands)

	Annualized Contractual
Region	Minimum Base Rent	Percent

U.S.
West	$44,415	18%
South	42,540	17%
East	36,957	15%
Midwest	33,726	14%

U.S. Total	157,638	64%

International
Germany	34,400	14%
France	20,618	9%
Poland	13,158	5%
Finland	11,215	5%
Netherlands	2,424	1%
Belgium	1,715	1%
United Kingdom	1,380	1%

International Total	84,910	36%

Total	$242,548	100%

	Annualized Contractual
Property Type	Minimum Base Rent	Percent
Retail	$51,841	21%
Office	50,930	21%
Industrial	47,180	20%
Warehouse/Distribution	36,869	15%
Self-Storage	18,741	8%
Sports	12,112	5%
Education	11,407	5%
Hospitality	8,406	3%
Other Properties (a)	5,062	2%

Total	$242,548	100%

(a)	Includes rent from tenants with the following property types: nursing home (1.4%) and theater (0.6%).

Corporate Property Associates 15 Incorporated
Portfolio Diversification as of June 30, 2011 (Unaudited)
by Tenant Industry (Pro Rata Basis)
(in thousands)

	Annualized Contractual
Industry Type (a)	Minimum Base Rent	Percent
Retail Trade	$67,643	28%
Electronics	24,767	10%
Healthcare, Education and Childcare	20,811	9%
Leisure, Amusement, Entertainment	13,612	6%
Business and Commercial Services	13,015	5%
Chemicals, Plastics, Rubber, and Glass	12,462	5%
Buildings and Real Estate	12,181	5%
Automobile	8,526	3%
Hotels and Gaming	8,406	3%
Construction and Building	7,608	3%
Transportation — Personal	6,560	3%
Federal, State and Local Government	6,247	3%
Telecommunications	5,964	2%
Beverages, Food, and Tobacco	5,761	2%
Insurance	5,748	2%
Aerospace and Defense	4,581	2%
Media: Printing and Publishing	4,410	2%
Consumer and Durable Goods	3,899	2%
Machinery	3,822	2%
Transportation — Cargo	2,643	1%
Other (b)	3,882	2%

Total	$242,548	100%

(a)	Based on the Moody’s Investors Service, Inc. classification system and information provided by the tenant.

(b)	Includes rent from tenants in the following industries: forest products and paper (0.6%), consumer non-durable goods (0.6%) and mining, metals and primary metal industries (0.5%).